EXHIBIT 5.1



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                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION

                                                                 AUSTIN, TEXAS
                                   FOUNTAIN PLACE               (512) 499-3800
                            1445 ROSS AVENUE, SUITE 3200
                                  DALLAS, TX 75202              HOUSTON, TEXAS
                                                                (713) 951-3300
                                   (214) 855-4500
                              TELECOPIER (214) 855-4300       SAN ANTONIO, TEXAS
                                                                (210) 246-5000

                                                               WASHINGTON, D.C.
                                                                (202) 326-1500
WRITER'S DIRECT DIAL NUMBER
    (214) 855-4326

                                                   May 22, 1997

Diversified Corporate Resources, Inc.
12801 N. Central Expressway, Suite 350
Dallas, Texas  75243

         Re:      Diversified Corporate Resources, Inc. Registration Statement

Gentlemen:

         We have acted as counsel to Diversified Corporate Resources, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about May 22, 1997, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 600,000 shares (the "Shares") of the $0.10 par value common stock (the "Common Stock"), of the Company that have been or may be issued by the Company under the Amended and Restated 1996 Nonqualified Stock Option Plan for the Company (the "Plan") and stock option agreements by and between the Company and each of Donald A. Bailey, M. Ted Dillard and J. Michael Moore, executed as of December 1, 1995 (collectively, the "1995 Stock Option Agreements").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Company, as amended;
(2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of shares of Common Stock pursuant to the Plan, the approval of the 1995 Stock Option Agreements, the Registration Statement and related matters; (3) the Registration Statement and exhibits thereto, including the Plan and the 1995 Stock Option Agreements; (4) the 1995 Stock Options Agreements; and (5) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.


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Diversified Corporate Resources, Inc.
May 22, 1997
Page 2

     Based upon the firm's examination, consideration of, and reliance on the documents and other matters described above, and subject to the assumptions noted below, this firm is of the opinion that the Company presently has available at least 600,000 shares of authorized but unissued and/or treasury shares of Common Stock from which may be issued the 600,000 Shares of Common Stock issued or proposed to be issued pursuant to the exercise of options (the "Options") to purchase shares of Common Stock granted under the Plan and/or the 1995 Stock Option Agreements. Assuming that

     (1) the outstanding Options are duly granted, and the Options to be granted in the future will be duly granted, in accordance with the terms of the Plan or, if applicable, the 1995 Stock Option Agreements;

     (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons granted Options under the Plan and/or the 1995 Stock Option Agreements; and

     (3) the consideration for the Shares of Common Stock issued pursuant to the Plan and/or the 1995 Stock Option Agreements is actually received by the Company as provided in the Plan (and/or the agreements executed in connection with the Plan) or, if applicable, the 1995 Stock Option Agreements, and exceeds the par value of such Shares;

then the 600,000 Shares of Common Stock that may be issued in accordance with the terms of the Plan and the 1995 Stock Option Agreements will be, when and if issued, duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                      Very truly yours,

                                                      JENKENS & GILCHRIST,
                                                      a Professional Corporation


                                                      By:   /s/ Mark D. Wigder
                                                         -----------------------
                                                         Mark D. Wigder, Esq.
cc:      George W. Coleman, Esq.
         Gregory J. Schmitt, Esq.
         E. Leigh Sutton, Esq.

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